NEWS RELEASE
For Immediate Release
Contact:    Carmen Duarte
Phone:    781.332.7268
Email:    cuarte@onebeacon.com
Website: www.onebeacon.com

ONEBEACON ANNOUNCES PROGRESS TOWARDS SALE OF RUNOFF BUSINESS
- Sale closing still projected for second half of 2014 –

MINNETONKA, Minnesota (June 23, 2014) – OneBeacon Insurance Group, Ltd. (NYSE: OB) today noted continued progress in the regulatory review of the sale of its runoff business to Armour Group Holdings Limited (“Armour”) by the Pennsylvania Insurance Department (the “Department”) and restated its expectation that the transaction will close in the second half of 2014.
As part of its normal review of the proposed sale, the Department has announced that it will hold a public informational hearing on July 23, 2014. The hearing notice can be accessed on the Pennsylvania Bulletin website at: http://bit.ly/1iQJ5He.
As context for the public hearing, Armour has filed with the Department a proposed closing balance sheet, pro forma as of June 30, 2014, which includes $80.9 million of seller financing in the form of surplus notes, as provided for in the stock purchase agreement. The proposed closing balance sheet can be accessed on the Department’s website at: http://bit.ly/1pjEHo4.

As additional context for the public hearing, Armour has provided to the Department a summary report of an independent actuarial firm’s stochastic modeling of the proposed closing balance sheet, pro forma as of June 30, 2014. The report can also be accessed on the Department’s website.
In support of the proposed closing balance sheet, pro forma as of June 30, 2014, the company and Armour recently amended the stock purchase agreement, primarily to increase the cap on the seller financing by $6.7 million and to extend the termination date to year-end 2014. The amendment to the stock purchase agreement can also be accessed on the Department’s website.
Said OneBeacon CEO Mike Miller, “We are in agreement with the updated closing balance sheet, which includes $81 million of seller financing in the form of surplus notes. We remain focused on proceeding through the regulatory approval process and look to close the sale in the second half of 2014.”
About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment, and providing distinct products and tailored coverages and services. OneBeacon’s solutions target ocean and inland marine; entertainment, sports and leisure; group accident; crop; public entities; technology; tuition refund; professional liability; environmental; excess property; programs; and commercial surety. For further information about our products and services visit: www.onebeacon.com and to remain up to date on OneBeacon’s news, follow us on Twitter @OneBeaconIns or visit our online newsroom: www.onebeacon.com/newsroom.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this press release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements. The words "will," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict," “anticipate” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

• change in book value per share or return on equity;
• business strategy;
• financial and operating targets or plans;
• incurred loss and loss adjustment expenses and the adequacy of our loss and loss adjustment expense reserves and related reinsurance;
• projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
• expansion and growth of our business and operations;
• future capital expenditures; and
• pending transactions.

These statements are based on certain assumptions and analyses made by us in light of OneBeacon’s experience and judgments about historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations is subject to a number of risks, uncertainties or other factors which are described in more detail, that could cause actual results to differ materially from expectations, including:

• claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods or terrorist attacks;
• recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;
• exposure to asbestos or environmental claims;
• changes in interest rates, debt or equity markets or other market volatility that negatively impact our investment portfolio;
• competitive forces and the cyclicality of the property and casualty insurance industry;
• actions taken by rating agencies from time to time with respect to us, such as financial strength or credit rating downgrades or placing our ratings on negative watch;
• the continued availability of capital and financing;
• the outcome of litigation and other legal or regulatory proceedings;
• our ability to retain key personnel;
• our ability to continue meeting our debt and related service obligations or to pay dividends;
• the continued availability and cost of reinsurance coverage and our ability to collect reinsurance recoverables;
• the ability of our technology resources to prevent a data breach and the ability of our internal controls to ensure compliance with legal and regulatory policies;
• our ability to successfully develop new specialty businesses;
• changes in laws or regulations, or their interpretations, which are applicable to us, our competitors, our agents or our customers;
• participation in guaranty funds and mandatory market mechanisms;
• the impact of new theories of liability;
• changes to current shareholder dividend practice and regulatory restrictions on dividends;
• our status as a subsidiary of White Mountains, including potential conflicts of interest;
• whether the sale of our runoff business closes; and

• other factors, most of which are beyond our control, including the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed February 28, 2014.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the anticipated results or developments will be realized or, even if substantially realized, that they will have the expected consequences. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.